Clover Leaf Bank, SB                                             REVOCABLE PROXY

Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Clover Leaf Bank either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Members to be held on the XXth day of December, 2001 and a Proxy Statement for the Special Meeting prior to the signing of this proxy.


                                       -----------------------------------------
                                       Signature                        Date


                                       -----------------------------------------
                                       Signature                        Date

                                       Note: Please sign exactly as your name appears on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.

   IMPORTANT: Please Detach, Sign and Return "ALL" proxies from "ALL" packets received in the enclosed postage paid envelope.
            FAILURE TO VOTE IS EFFECTIVELY THE SAME AS A "NO" VOTE.
--------------------------------------------------------------------------------
                                                 Clover Leaf Financial Corp.
                                                       200 E. Park St.
                                                   Edwardsville, IL 62025
                                                       (xxx) xxx-xxxx

                                              Stock Order and Certification Form
--------------------------------------------------------------------------------
Deadline: The Subscription Offering ends at 12:00 Noon, Edwardsville, Illinois time, on December XX, 2001. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at the Clover Leaf Bank office, by the deadline, or it will be considered void. Faxes or copies of this form may not be accepted.
--------------------------------------------------------------------------------
  (1) Number of Shares        Price Per Share       (2) Total Amount Due
  --------------------                              --------------------
                          X       $10.00        =       $
  --------------------                              --------------------
  Minimum - 25 shares
  Maximum - Generally 15,000 shares; however, see the Prospectus.
--------------------------------------------------------------------------------
Method of Payment

(3) [ ] Enclosed is cash (if delivered in person), a check, bank draft or money order payable to Clover Leaf Financial Corp. for $__________.

(4) [ ] I authorize Clover Leaf Bank to make withdrawals from my certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

        Account Number(s)                                        Amount(s)
        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------
                                               Total Withdrawal $
There is NO penalty for early withdrawal.                       ----------
--------------------------------------------------------------------------------
(5) Purchaser Information (check one)

a. [ ] Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Clover Leaf Bank as of May 31, 2000. Enter information in Section 8 for all deposit accounts that you had at Clover Leaf Bank on May 31, 2000.

b. [ ] Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Clover Leaf Bank as of September 30, 2001 but are not an Eligible Account Holder. Enter information in Section 8 for all deposit accounts that you had at Clover Leaf Bank on September 30, 2001.

c. [ ] Other Member - Check here if you were a depositor of Clover Leaf Bank as of November XX, 2001, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder. Enter information in Section 8 for all accounts that you had at Clover Leaf Bank on November XX, 2001.

d.  [ ] Local Community - Madison County

f.  [ ] General Public
--------------------------------------------------------------------------------
(6) [ ] Check here if you are a director, officer or employee of Clover Leaf Bank or a member of such person's immediate family (same household).
--------------------------------------------------------------------------------
(7) [ ] NASD Affiliation - see description on reverse side of this form.
--------------------------------------------------------------------------------
(8) Please review the preprinted account information listed below. The accounts printed below may not be all of your qualifying accounts or even your accounts as of the earliest of the three dates if you have changed names on the accounts. You should list any other accounts that you may have or had with Clover Leaf Bank in the box below. SEE THE STOCK ORDER FORM
    INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the Plan of Conversion.
    ----------------------------------------------------------------------------





    ----------------------------------------------------------------------------
    Additional Qualifying Accounts

    Account Title (Names on Account)                         Account Number
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
    Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights, (additional space on back of form).
--------------------------------------------------------------------------------
(9) Stock Registration - Please Print Legibly and Fill Out Completely
    (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)

    [ ] Individual                       [ ] Corporation
    [ ] Joint Tenants                    [ ] Partnership
    [ ] Tenants in Common                [ ] Individual Retirement Account
    [ ] Uniform Transfer to Minors Act   [ ] Fiduciary/Trust (Under Agreement
    [ ] Uniform Gift to Minors Act           Dated _____________)
    ----------------------------------------------------------------------------

    Name                               Social Security or Tax I.D.
    ----------------------------------------------------------------------------

    Name                               Social Security or Tax I.D.
    ----------------------------------------------------------------------------
    Mailing                                   Daytime
    Address                                   Telephone
    ----------------------------------------------------------------------------
                             Zip              Evening
    City              State  Code  County     Telephone
    ----------------------------------------------------------------------------
--------------------------------------------------------------------------------

Acknowledgment By signing below, I acknowledge receipt of the Prospectus dated November XX, 2001 and understand I may not change or revoke my order once it is received by Clover Leaf Financial Corp. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Clover Leaf Financial Corp. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Exchange Act of 1933 and the Securities Exchange Act of 1934, both as amended.

Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Conversion as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

     ----------------------------------------------------------------------
     Signature                                                    Date

     ----------------------------------------------------------------------
     Signature                                                    Date

     ----------------------------------------------------------------------

     ----------------------------------------------------------------------
     Office Use Only                         Check # __________  __________

     Date Rec'd ____________/____            Ck. Anx.__________  __________

     Batch #_____________    Order #_____________     Category_____________
     ----------------------------------------------------------------------

Clover Leaf Bank, SB                                             REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CLOVER LEAF BANK, SB FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON DECEMBER XX, 2001 AND ANY ADJOURNMENT OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS AND MANAGEMENT URGE YOU TO VOTE FOR THE PLAN OF CONVERSION.

The undersigned being a member of Clover Leaf Bank, SB (the "Bank"), hereby authorizes the Board of Directors of the Bank or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of the Bank to be held at the Bank's main office at 200 E. Park St. on December XX, 2001, at X:XX p.m., Edwardsville, Illinois time, and at any adjournement of said meeting, to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

     (1) To vote "FOR" or "AGAINST" a plan to convert the Bank from an Illinois-chartered mutual savings bank to an Illinois-chartered stock savings bank, including the adoption of Illinois stock savings bank articles of incorporation and bylaws, with the concurrent sale of all the Bank's common stock to Clover Leaf Financial Corp., a Delaware corporation (the "Holding Company"), and the sale by the Holding Company of shares of its common stock; and
                            FOR [ ]     AGAINST [ ]

     (2) To vote, in its discretion, upon such other business as may properly come before the Special Meeting or any adjournment thereof. Management is not aware of any other such business that may come before the Special Meeting.

                            FOR [ ]     AGAINST [ ]

This proxy, if executed, will be voted "FOR" adoption of the Plan of Conversion and for adjournment of the Special Meeting, if necessary, if no choice is made herein. Please date and sign this proxy on the reverse side and return it in the enclosed envelope.
--------------------------------------------------------------------------------

                          Clover Leaf Financial Corp.
--------------------------------------------------------------------------------
Item (7) continued - NASD Affiliation (this section only applies to those individuals who meet the delineated criteria)

Check the box if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
--------------------------------------------------------------------------------
Item (8) continued; Purchaser Information

    Account Title (Names on Account)                         Account Number
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
--------------------------------------------------------------------------------
                               CERTIFICATION FORM
  (This Certification Form Must Be Signed In Addition to the Stock Order Form)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK $.01 PAR VALUE PER SHARE, OF Clover Leaf Financial Corp. ARE NOT DEPOSITS OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY Clover Leaf Bank OR BY THE FEDERAL GOVERNMENT.

I further certify that, before purchasing the Common Stock of Clover Financial Corp. I received a copy of the Prospectus dated November XX, 2001 which discloses the nature of the Common Stock being offered and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page XX of the Prospectus:

 1.  We Recently Had An Operating Loss

 2.  We Have  Entered  Into a  Memorandum  of  Understanding  with  our  Banking
     Regulators

 3. There are Increased Lending Risks Associated with Commercial Real Estate, Commercial Business and Home Equity Lending

 4.  Changes in Interest Rates Could Hurt Our Profitability

 5. There May be a Potential Delay in Converting to a Commercial Bank Charter or Denial of a Bank Charter Conversion

 6. Our Low Return on Equity and Increased Non-Interest Expenses May Cause Our Common Stock Price to Decline

 7.  Strong   Competition   In  Our  Market   Area  May  Limit  Our  Growth  and
     Profitability

 9. Our Employee Stock Benefit Plans Will Increase Our Costs, Which Would Reduce Our Income and Stockholders' Equity

10.  Our Stock Value May Suffer Due to Our Ability to Impede Potential Takeovers

11. The Expected Voting Control by Management and Employees Could Enable Insiders to Prevent a Merger That May Provide Shareholders a Premium for Their Shares

12.  Our Employee Stock Benefit Plans May Dilute Your Ownership Percentage

13.  A Possible Increase in the Offering Range Would be Dilutive

14.  Our Valuation Is Not Indicative of the Future Price of Our Common Stock

15.  Our Stock Price May Decline

16.  A Limited Market for Our Common Stock May Lower the Market Price

17.  The offering May Extend Beyond December XX, 2001

18. Management Will Have Substantial Discretion Over Investment of the Offering Proceeds, and You May Disagree with Management's Investment Decisions

-----------------------------------          -----------------------------------
Signature                   Date             Signature                   Date

-----------------------------------          -----------------------------------
(Note: If shares are to be held jointly, both parties must sign)

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLOVER LEAF BANK, SB, CLOVER LEAF FINANCIAL CORP., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

--------------------------------------------------------------------------------
  Clover Leaf
Financial Corp.          Stock Ownership Guide and Stock Order Form Instructions
--------------------------------------------------------------------------------

Stock Order Form Instructions - All subscription orders are subject to the provisions of the Plan of Conversion.
--------------------------------------------------------------------------------
Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 15,000 shares (15,000 shares x $10.00 per share = $150,000). No person, together with associates, as defined in the prospectus, and persons acting in concert may purchase more than the lesser of 20,000 shares. For additional information and limits, see "Clover Leaf Bank, SB's Conversion - Limitations on Stock Purchases" in the Prospectus.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person, although we request that you exchange the cash for a check with a teller at Clover Leaf Bank, SB ) or by check, bank draft or money order payable to Clover Leaf Financial Corp. DO NOT MAIL CASH. Your funds will earn interest at the passbook rate until the Conversion is completed.

Item 4 - To pay by withdrawal from a savings account or certificate at Clover Leaf Bank, SB, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Clover Leaf Bank, SB will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in the account(s) until the stock offering closes and earn their respective rate of interest.

Item 5 - Please check the appropriate box to tell us the earliest of the three dates, the Local Community or General Public that applies to you.

Item 6 - Please check this box if you are a director, officer or employee of Clover Leaf Bank, SB, or a member of such person's household.

Item 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order Form.)

Item 8 - Please review the preprinted qualifying account number(s) information. The account number(s) listed may not be all of your account number(s). You should list any other qualifying accounts that you may have or had with Clover Leaf Bank, SB in the box located under the heading "Additional Qualifying Accounts". These may appear on other Stock Order Forms you have received. For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Transfers to Minors Act, the minor must have had a deposit account on one of the three dates and you should list only their account number(s). If you are ordering stock corporately, you need to list just that corporation's deposit accounts, as your individual account(s) do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

Item 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Clover Leaf Financial Corp. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

                  (See Reverse Side for Stock Ownership Guide)

--------------------------------------------------------------------------------
  Clover Leaf
Financial Corp.          Stock Ownership Guide and Stock Order Form Instructions
--------------------------------------------------------------------------------

Stock Ownership Guide
--------------------------------------------------------------------------------
Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfers To Minors Act - For residents of Illinois and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-IL or UGMA-Other State. List only the minor's social security number.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. number. To have depositor rights, the Corporation/Partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account and please do not delay in exploring this option.

Registration for IRA's: On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.

                        On Name Line 2 - FBO (for benefit of) YOUR NAME IRA
                                         a/c #____________.

                        Address will be that of the broker/trust department to where the stock certificate will be sent.

                        The Social Security/Tax I.D. number(s) will be either yours or your trustees, as they direct.

                        Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

              (See Reverse Side for Stock Order Form Instructions)